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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 August 5, 1999
                                ---------------
                       (Date of earliest event reported)



                                 Cephalon, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                         0-19119       23-2484489
       ----------------------------------------------------------------
       (State or other jurisdiction         (Commission   (IRS Employer
        of incorporation or organization)    File Number)  ID No.)

               145 Brandywine Parkway
             West Chester, Pennsylvania                     19380
       ----------------------------------------------------------------
       (Address of principal executive offices)           (Zip Code)


                                (610) 344-0200
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

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Item 5.  OTHER EVENTS.

     On August 5, 1999, Cephalon, Inc. (the "Registrant") publicly announced that it intends, subject to market and other conditions, to raise $100 million, excluding the proceeds of the over-allotment option, through an offering of convertible exchangeable preferred stock.

     On August 13, 1999, the Registrant publicly announced that it has entered into a purchase agreement providing for the sale to certain initial purchasers of 2,000,000 shares of convertible exchangeable preferred stock at $50 per share in a private offering to certain institutional investors expected to close August 18, 1999.

     The Registrant hereby incorporates by reference the press releases attached hereto as Exhibits 99.1 and 99.2, and made a part of this Item 5.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired: None
         ------------------------------------------

     (b) Pro Forma Financial Information: None
         --------------------------------

     (c) Exhibits: Reference is made to the Exhibit Index annexed hereto and
         --------
made a part hereof. All material agreements entered into in connection with the referenced transaction will be filed by the Registrant as exhibits to its Annual Report on Form 10-K.

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                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    CEPHALON, INC.



Date: August 18, 1999               By: /s/ Frank Baldino, Jr.
      ---------------                   ----------------------
                                        Frank Baldino, Jr.
                                        President and Chief Executive Officer

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                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                      Page
-------                                                      ----

99.1  Press Release dated August 5, 1999
99.2  Press Release dated August 13, 1999

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